EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2006, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP

Chicago, Illinois
May 23, 2006